Exhibit 10.11

FIRST AMENDMENT OF LEASE
AND EXTENSION OF TERM AGREEMENT

     THIS FIRST AMENDMENT OF LEASE AND EXTENSION OF TERM AGREEMENT (this “Amendment”) is entered this 31th day of July, 2002, but deemed effective, unless specifically indicated otherwise, June 1, 2002 (the “Effective Date”) by and between HAUSSLER OFFICE PARK, L.P. (“Landlord”), and MMI GENOMICS, INC. (“Tenant”).

Explanatory Statement

     A. Landlord and Tenant entered into a Lease dated (the “Lease Date”) February 25, 2002 and an addendum (the “Addendum”) dated March 1, 2002 (collectively, the “Lease”), whereby Tenant leased from Landlord Suites A, B, D, G, I, J, and L, consisting of a total of twelve thousand one hundred four (12,104) square feet (the “Premises”) in the building (the “Building”), located at 1756 Picasso Avenue, Davis, California

     B. Although the Lease fixed the expiration date at May 31, 2002, the Lease (in Addendum #24) stated that the Lease “shall not terminate if the parties are continuing to negotiate a final long-term lease”. Therefore, the Tenant, with the consent and permission of Landlord and under the terms of the Lease, has continuously remained in the Premises since May 31, 2002.

     C. Landlord and Tenant desire to extend the term of the Lease (the “Lease Term”) and to modify and amend certain matters respecting the Premises and the Lease on the terms set forth below.

     D. Unless otherwise defined herein or unless the context requires a contrary meaning, all capitalized terms in this Amendment shall have the meanings ascribed to them in the Lease.

     NOW, THEREFORE, in consideration of the Explanatory Statement, which is deemed a substantive part of this Amendment, the covenants of the parties herein and in the Lease and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree, as of the Effective Date (unless specifically provided as of the Lease Date), as follows:

     1. Extension of Lease Term and Tenant’s Right of Cancellation.

          (a) The Lease Tern is extended so that it will expire at 11:59 p.m. on May 31, 2007, unless otherwise terminated in accordance with the Lease, as amended by this Amendment.

          (b) Tenant shall have the right to terminate (the “Cancellation Option”) this Lease as of May 31, 2005 (the “Cancellation Date”), provided that, Tenant shall have given to Landlord written notice of such election to terminate on or before December 1, 2004.

               On the Cancellation Date, Tenant shall pay to Landlord a sum totaling six (6) months of the then-current monthly installment of Base Rent.

          (c) As of the Effective Date, all references in the Lease, describing the Lease as “short-term”, “month-to-month”, or similar descriptive terms, are deleted.

Right to Lease Additional Space Tenant shall have the right to lease the space known as Suites H and K (the “Expansion Space”) in the Building under the terms of the Lease and at the current Base Rent. Tenant’s exercise of its Right to Lease Additional Space and occupation of Expansion Space shall be effective only upon notification by Tenant to Landlord thereof. Such notification must be given to Landlord before the close of business on the thirtieth (30th) day of August, 2002. Base Rent obligation for the Expansion Space shall commence on October 1, 2002.

          In the event Tenant fails to so notify Landlord by August 31, 2002, Landlord shall be free to lease the Expansion Space to third parties. Tenant shall have continuing rights of first offer on any other space that may become available in the Building.

          The Lease shall be amended, as may be appropriate, to reflect the leasing, if any, of the Expansion Space.

     3. Security Deposit. Section 6.A. of the Lease is hereby modified and amended such that Tenant shall, within five (5) business days of Tenant’s receipt of a fully executed original of this Amendment, deliver to Landlord Fifteen Thousand Three Hundred Sixty Dollars ($15,360.00) as a security deposit. The last sentence of Section 6.A. is hereby deleted.

     4. Parking. As of the Effective Date, the first five sentences of Section 8 are deleted in their entirety and replaced with the following:

          Tenant is entitled to use any of the unreserved vehicle parking spaces located in the Building’s parking lot. This right to park is included in the Base Rent and there shall be no additional charge to Tenant with respect to the parking spaces.

          Parking spaces are to be used for parking operable motor vehicles only. Vehicles such as trailers, boats, campers, motor homes, buses or large trucks are prohibited. Mechanical work is not allowed except in emergency conditions in parking spaces or elsewhere on the premises. No overnight parking is permitted except as occasional business needs might dictate.

     5. Additional Storage. As of the Lease Date, Section 9 is deleted in its entirety and Landlord and Tenant acknowledge and agree that storage space has never been available to Tenant under the Lease.

     6. Late Charge/Interest/NSF Checks. As of the Effective Date all references to a Late Charge are deleted, and, additionally, the third sentence of Section 10 is deleted in its entirety and replaced with the following:

          If any installment of Base Rent is not received by Landlord within five (5) calendar days of Tenant’s receipt of written notice from Landlord that any such installment is past due, Tenant shall pay to Landlord 5% interest per annum on the delinquent amount (not to exceed the maximum rate allowed by law), and if a check for Base Rent is returned for nonsufficient funds, Tenant shall pay Landlord $25.00 as a “NSF” fee.

     7. Condition of Premises. As of the Lease Date, Section 11 is modified such that (a) after the phrase “the following exceptions:” , the following is inserted: “See Schedule A attached hereto and made a part hereof’, and (b) after the phrase “shall be dealt with in the following manner:” , the following is inserted:Notwithstanding anything in Section 24, or elsewhere in the Lease, Tenant shall have no obligation to upgrade or replace Schedule A items upon vacation of the Premises.

     8. Tenant’s Operating Expenses. Notwithstanding anything in Section 13, or elsewhere in the Lease, to the contrary, the parties acknowledge that, as of the Lease Date, (a) the Premises were separately metered and Tenant shall continue to pay electric and gas charges directly to the service provider, and (b) Landlord shall be solely responsible for all other operating expenses with respect to the Premises, the Building or the real property upon which the Building is located.

     9. Property Operating Expenses. As of the Lease Date, Section 14 is deleted in its entirety.

     10. Rules and Regulations. As of the Lease Date, the word “reasonable” is inserted prior to the phrase “rules and regulations” in the first sentences of Section 16.

     11. As of the Lease Date, Section 17 of the Lease is deleted in its entirety and replaced with the following:

17.	Maintenance. Tenant shall professionally perform routine and preventative maintenance to the non-structural portions of the Premises, including those heating, air conditioning electrical, plumbing and water systems exclusively serving the Premises. If Tenant fails to do so, Landlord may, after twenty (20) days advance written notice to Tenant, contract for or perform such maintenance and charge Tenant for the reasonable cost of such maintenance. Landlord, at Landlord’s own cost, shall undertake all other repairs and replacement as necessary beyond Tenant’s routine maintenance and to all other portions of the Premises, including, but not limited to, the roof, foundation, exterior walls, common areas, elevator, and structural portions of the Premises; provided that Tenant will be solely responsible for the maintenance of non-structural items which were originally installed by Tenant.

12.	Alterations. As of the Effective Date, notwithstanding anything in Section 18, or elsewhere in the Lease, to the contrary, Tenant shall not be required to seek Landlord’s consent for any alteration costing less than Fifty Thousand Dollars ($50,000).

Any alterations that would affect the demizing suite walls or structural support of the building will require Landlord’s approval. Approval for all alterations must be obtained by Tenant, as required, from the appropriate Division of the City of Davis. Tenant shall provide copies of all final approved alteration plans.

     13. Government Imposed Alterations. As of the Lease Date, the first sentence of Section 19 is modified by inserting the word “specific” prior to “use”.

     14. Entry. Notwithstanding anything in Section 20, or elsewhere in the Lease, Landlord shall be responsible for any damage or personal injury caused by Landlord, or its agents, as a result of the actions, or entry on or about the Premises, of Landlord or Landlord’s agents, employees, officers, contractors, and representatives.

     15. Subletting/Assignment. As of the Effective Date, notwithstanding anything in Section 22, or elsewhere in the Lease, to the contrary, Tenant shall be allowed, without obtaining Landlord’s prior consent, to assign the Lease or sublet all or any portion of the Premises to any entity affiliated with Tenant, and, additionally, any Landlord consent to assignment or subletting required under Section 19 shall be deemed given in the event Landlord fails to indicate to the contrary within five (5) calendar days of Tenant’s request for such consent.

     16. Possession. As of the Effective Date, Section 23 of the Lease is deleted in its entirety.

     17. Tenant’s Obligations Upon Vacating Premises. As of the Effective Date, Section 24(g) is deleted in its entirety.

     18. Breach of Contract/Early Termination. As of the Effective Date, notwithstanding anything in the Lease to the contrary, Section 25 of the Lease shall not apply in the event Tenant exercises its Cancellation Option. Additionally, as of the Effective Date, the following two sentences are added to Section 25.

Landlord shall use its best efforts to mitigate its damages hereunder. Notwithstanding anything herein to the contrary, in no event shall Tenant be liable, and Landlord shall not be entitled to collect damages from Tenant, in an amount in excess of three (3) months Base Rent.

     19. Insurance. As of the Lease Date, (a) the second sentence of Section 29 is modified such that the figure “$2,000,000.00” is deleted and replaced with the figure $1,400,000.00”, (b) the third sentence of Section 29 is modified such that the blank appearing in that Section is deleted and replaced with the figure “$1,400,000.00”.

     20. Tenant Statement (Estoppel Certificate). As of the Effective Date, the number “3” in the first sentence of Section 30 is deleted and replaced with the number “10”, and the last sentence in Section 30 is deleted in its entirety.

     21. Subordination. As of the Lease Date, Section 32 is modified by adding the following sentence: In any such event, Landlord shall cause the lien holder of any such mortgage, deed of trust, ground lease, or any other lien holder to enter and deliver to Tenant a non-disturbance agreement in form and substance reasonably satisfactory to Tenant, which protects Tenant’s rights under the Lease.

     22. Tenant Representations., Credits. As of the Lease Date, Section 33 is deleted in its entirety.

     23. Joint and Individual Obligations. As of the Lease Date, Section 35 is deleted in its entirety.

     24. Notices. As of the Effective Date, Tenant’s notice address inserted in Section 36, shall be:

MMI Genomics, Inc.
1756 Picasso Avenue
Davis, California 95616
Attention: Steve Bates

with a copy to:

MetaMorphix, Inc.
8510A Corridor Road
Savage, Maryland 29763
Attention: Mary Ellen DeFrancesco

                                 and

Carmela Leone Bell, Esquire
Shapiro Sher & Guinot
2000 Charles Center South
36 South Charles Street
Baltimore, Maryland 21201-3147

     25. Waiver. As of the Lease Date, Section 38 is deleted in its entirety and replaced with the following:

E. Mutual Indemnity. Landlord and Tenant agree that each will indemnify and hold harmless the other for all losses, damages, liabilities, costs, payments, expenses and fines incurred by Landlord or Tenant (as applicable, the “Indemnitee”) as a result of any claim or action (whether or not such claim or action proceeds to final judgment) brought or threatened for any of the following acts or omissions of the other party (the “Indemnitor”), and/or of the Indemnitor’s servants, employees, agents, licensees or invitees: (1) any breach, violation and/or nonperformance of any covenant or provision of this Lease applicable to the Indemnitor and/or (2) negligence or any willful misconduct of the Indemnitor. This indemnification will remain in effect after the termination or expiration of this Lease.

     26. Agency Confirmation. As of the Lease Date, notwithstanding anything in Section 43, or elsewhere in the Lease, to the contrary, Landlord is solely responsible for any and all commissions due as a result of the Lease, this Amendment or any Expansion Space.

     27. Addendum. As this Amendment has incorporated the relevant terms of the Addendum, the Addendum is hereby deleted in its entirety.

     28. Authority. Tenant and Landlord warrant to one another that the Lease and this Amendment were approved by all necessary parties, were validly executed by all necessary officers of Tenant, and are and remain binding upon and enforceable against each of them in accordance with their terms.

     29. Successors and Assigns. The terms, covenants, conditions, and agreements contained in this Amendment shall bind and inure to the benefit of Landlord and Tenant, and their respective successors and permitted assigns.

     30. Effect of Agreement. From and after the Effective Date or the Lease Date, as the case may be, the Lease shall be amended and in full force and effect in such respects as are set forth in this Amendment, and all other provisions, terms, conditions and riders of and to the Lease shall in all respects remain as set forth in the Lease, in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this First Amendment of Lease and Extension of Term Agreement as of the day and year first above written, and as of the Effective Date or the Lease Date, as the case may be.

LANDLORD:

WITNESS/ATTEST:	HAUSSLER OFFICE PARK, L.P.

	By:	(SEAL)
Name:

TENANT:

MMI GEOMICS, INC.

By:	(SEAL)

Name: Michael B. N. Thomas
Title: V. P. and Chief Financial Officer

SCHEDULE A

Condition of Carpets and Ceiling Tiles

Suite A

Not carpeted.
Ceiling tiles with water stains.

Suite B

Not carpeted.

Suite D
Carpeted

Suite G

Carpet in K-9 office stained and damaged.
Ceiling tiles with water
stains.

Suite H

Carpeted.
Ceiling tiles with water stains.
Two light fixtures with faulty ballasts.

Suites I and J

Carpet stained in hallways throughout
Ceiling tiles with water stains in K-9 area and break room.

Suite K

Not carpeted.

STATE OF California, CITY/COUNTY OF Yolo WIT:

     I HEREBY CERTIFY that on this 7th day of, August 2002, before me, the subscriber, a Notary Public of the State aforesaid and County/City ___of Yolo/Davis ___, personally appeared before me Floyd Tarpgnning known to me or satisfactorily proven to be the person whose n e is subscribed to the foregoing instrument, who acknowledged herself/himself to be the General partner of HAUSSLER OFFICE PARK, L.P., Landlord, and she/he acknowledged the foregoing First Amendment of Lease and Extension of Term Agreement to be the act and deed of said limited partnership.

WITNESS my hand and notarial seal.	Notary Public

My Commission expires: March 1, 2003

     STATE Maryland, CITY/COUNTY OF Howard, TO WIT:

     I HEREB CERTIFY that on this 31 day of July, 2002 before me, the subscriber, a Notary Public of the State aforesaid and County/City of Baltimore, personally appeared before me Michael Thomas, known to me or satisfactorily proven to be the person Whose name is subscribed to the foregoing instrument, who acknowledged herself/himself to be the Chief Financial Officer of MMI GENOMICS, INC., Tenant, and she/he acknowledged the foregoing First Amendment of Lease and Extension of Term Agreement to be the act and deed of said corporation.

     WITNESS my hand and notarial seal. My Commission expires: 6/27/06

Notary Public

SCHEDULE A

Condition of Carpets and Ceiling Tiles

Suite A

Not carpeted.
Ceiling tiles with water stains.

Suite B

Not carpeted.

Suite D

Carpeted

Suite G.

Carpet in K-9 office stained and damaged.
Ceiling tiles with water stains.

Suite H

Carpeted.
Ceiling tiles with water stains.
Two light fixtures with faulty ballasts.

Suites I and J

Carpet stained in hallways throughout
Ceiling tiles with water stains in K-9 area and break room.

Suite K

Not carpeted.